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                                                                       EXHIBIT 1

                               POE & BROWN, INC.

                                  COMMON STOCK
                            ------------------------

                             UNDERWRITING AGREEMENT
                            ------------------------

August   , 1995

THE ROBINSON-HUMPHREY COMPANY, INC.
SMITH BARNEY INC.
  As representatives of the several
  Underwriters named in Schedule II hereto, c/o The Robinson-Humphrey Company, Inc.
3333 Peachtree Road, N.E.
Atlanta, Georgia 30326

Ladies and Gentlemen:

The shareholders of Poe & Brown, Inc., a Florida corporation (the "Company"), listed on Schedule I hereto (the "Selling Shareholders") propose, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule II hereto (the "Underwriters") an aggregate of 1,425,000 shares of common stock, $.10 par value per share ("Common Stock"), of the Company (the "Firm Shares"), and, at the election of the Underwriters, subject to the terms and conditions stated herein, to sell to the Underwriters up to 213,750 additional shares of Common Stock (the "Optional Shares") (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the "Shares").

     1. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (1) A registration statement on Form S-3 (File No. 33-       ) with
     respect to the Shares, including a prospectus subject to completion, has been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement, as it may have been amended, has become effective under the Act and information has been omitted therefrom in accordance with Rule 430A under the Act, either (A) if the Company relies on Rule 434 under the Act, a term sheet relating to the shares that shall identify the preliminary prospectus that it supplements containing such information as is required or permitted by Rules 434, 430A and 424(b) under the Act or (B) if the Company does not rely on Rule 434 under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement) with such changes or insertions as are required by Rule 430A or permitted by Rule 424(b) under the Act and as have been provided to and approved by you, or (ii) if such registration statement, as it may have been amended, has not become effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been provided to and approved by you prior to the execution of this Agreement. The Company may also file a related registration statement with the Commission pursuant to Rule 462(b) under the Act for the purpose of registering certain additional shares of Common Stock, which registration statement will be effective upon filing with the Commission. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial statement schedules and exhibits thereto, documents incorporated by reference in the prospectus included in the registration at the time such
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     registration statement became effective and any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion included in such registration statement or any amendment or post-effective amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement at the time it was or is declared effective) and all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of each such Preliminary Prospectus; the term "Prospectus" means (A) if the Company relies on Rule 434 of the Act, the Term Sheet (as hereinafter defined) relating to the Shares that is first filed pursuant to Rule 424(b)(7) of the Act, together with the Preliminary Prospectus identified therein that such Term Sheet supplements, (B) if the Company does not rely on Rule 434 of the Act, the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or (C) if no prospectus is required to be so filed, such term means the prospectus included in the Registration Statement; in each case including all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Prospectus; the term "462(b) Registration Statement" means any registration statement filed with the Commission pursuant to Rule 462(b) under the Act (including the Registration Statement and any Preliminary Prospectus or Prospectus incorporated therein at the time such registration statement becomes effective); and the term "Term Sheet" means any term sheet that satisfies the requirements of Rule 434 of the Act. Any reference to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet. For purposes of the following representations and warranties, to the extent reference is made to the Prospectus and at the relevant time the Prospectus is not yet in existence, such reference shall be deemed to be to the most recent Preliminary Prospectus.

          (2) No order preventing or suspending the use of any Preliminary Prospectus has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction. If the Registration Statement or any 462(b) Registration Statement, respectively, has become effective under the Act, no stop order suspending the effectiveness of the Registration Statement or any 462(b) Registration Statement, respectively, or any part thereof has been issued and no proceeding for that purpose has been instituted or threatened or, to the best knowledge of the Company, contemplated by the Commission or the securities authority of any state or other jurisdiction.

          (3) When any Preliminary Prospectus was filed with the Commission it
     (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any 462(b) Registration Statement, respectively, or any amendment thereto was or is declared effective, and at each Time of Delivery (as hereinafter defined), it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and
     (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When (A) the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) or
     (B) any Term Sheet that is a part of the Prospectus is filed with the Commission pursuant to Rule 434, and at each Time of Delivery, the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (3) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto, the Prospectus or any

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     amendment or supplement thereto, any Term Sheet or any 462(b) Registration
     Statement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein.

          (4) The documents incorporated by reference in the Prospectus when they were filed with the Commission conformed in all material respects to the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further document so filed and incorporated by reference in the Prospectus, as amended or supplemented, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein.

          (5) The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings or contracts and other documents are accurate and fairly present the information required to be shown; and there are no statutes or legal or governmental proceedings required to be described in the Registration Statement or the Prospectus that are not described as required and no contracts or documents of a character that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

          (6) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus. The Company has full power and authority (corporate and other) to enter into this Agreement and to perform its obligations hereunder. Each of the Company and its subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries.

          (7) The Company's authorized, issued and outstanding capital stock is as disclosed in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Common Stock incorporated by reference in the Prospectus. None of the issued shares of capital stock of the Company or any of its subsidiaries has been issued or is owned or held in violation of any preemptive rights of shareholders, and no person or entity (including any holder of outstanding shares of capital stock of the Company or its subsidiaries) has any preemptive or other rights to subscribe for any of the Shares.

          (8) All of the issued shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and all of the issued shares of capital stock of the Company's subsidiaries are owned beneficially by the Company free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever, except as disclosed in or incorporated by reference in the Prospectus. Other than wholly owned subsidiaries or as disclosed in the Prospectus, the Company does not own, directly or indirectly, any material capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

          (9) Except as disclosed in the Prospectus, there are no outstanding
     (i) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any such subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities

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     or obligations, or (iii) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

          (10) Since the date of the most recent audited financial statements included in the Prospectus, neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectus.

          (11) Except as disclosed in the Prospectus, since the respective dates as of which information is given in the Registration Statement, any 462(b) Registration Statement and the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries, (ii) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (except a purchase of 36,000 shares of Common Stock), (iii) there has not been any change in the capital stock, long-term debt or short-term debt of the Company or any of its subsidiaries, (iv) there has not been any material decrease in commission and fee revenues earned as compared to the comparable period in the immediately preceding quarter, and
     (v) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, results of operations or business of the Company and its subsidiaries, in each case other than as disclosed in or contemplated by the Prospectus.

          (12) The certificates evidencing the Shares comply with all applicable requirements of Florida law.

          (13) There are no contracts, agreements or understandings between the Company and any person (except the Selling Shareholders), granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement (or any such right has been effectively waived) or any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (14) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act by reason of Sections 3(b), 4(2) or 4(6) thereof and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

          (15) Neither the Company nor any of its subsidiaries is, or with the giving of notice or passage of time or both would be, in violation of its Articles of Incorporation or Bylaws or in default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which any of their respective properties or assets are subject.

          (16) The issue and sale of the Shares and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which any of their respective properties or assets is subject, nor will such action conflict with or violate any provision of the Articles of Incorporation or Bylaws of the Company or any of its subsidiaries or any statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

          (17) The Company and its subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except as described in

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     the Prospectus, and except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company or any of its subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary.

          (18) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the transactions contemplated by this Agreement, except (i) the registration of the Shares under the Act (which, if the Registration Statement is not effective as of the time of execution hereof, shall be obtained as provided in this Agreement) and (ii) such as may be required under state securities or blue sky laws in connection with the offer, sale and distribution of the Shares by the Underwriters.

          (19) Other than as disclosed in the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or threatened (or any basis therefor) in which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets are the subject which, if determined adversely to the Company or any such subsidiary, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries. Neither the Company nor any of its subsidiaries is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as described in the Prospectus or such as do not and will not individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries, and neither the Company nor any of its subsidiaries is required to take any action in order to avoid any such violation or default.

          (20) Ernst & Young LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries, is, and were during the periods covered by its reports included in the Registration Statement, any 462(b) Registration Statement and the Prospectus, independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

          (21) The consolidated financial statements and schedules (including the related notes) of the Company and its consolidated subsidiaries included in the Registration Statement, any 462(b) Registration Statement, the Prospectus or any Preliminary Prospectus were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and fairly present the financial position and results of operations of the Company and its subsidiaries, on a consolidated basis, at the dates and for the periods presented. The selected financial data set forth under the caption "Selected Financial Data" in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein.

          (22) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.

          (23) Neither the Company nor any of its officers, directors or affiliates has (i) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or
     (ii) since the filing of the Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

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          (24) The Company has obtained for the benefit of the Company and the
     Underwriters from each of its directors and officers and each Selling Shareholder a written agreement that for a period of 180 days (or 90 days, in the case of directors and officers of the Company other than J. Hyatt Brown and Selling Shareholders) from the date of the Prospectus such director, officer or Selling Shareholder will not, without your prior written consent, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of (or announce any offer, pledge, sale, grant of an option to purchase or other disposition), directly or indirectly, any shares of Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Common Stock.

          (25) Neither the Company, any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any such subsidiary has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (26) The operations of the Company and its subsidiaries with respect to any real property currently leased or owned or by any means controlled by the Company or any subsidiary (the "Real Property") are in compliance with all federal, state, and local laws, ordinances, rules, and regulations relating to occupational health and safety and the environment (collectively, "Laws"), and the Company and its subsidiaries have all licenses, permits and authorizations necessary to operate under all Laws and are in compliance with all terms and conditions of such licenses, permits and authorizations; neither the Company nor any subsidiary has authorized, conducted or has knowledge of the generation, transportation, storage, use, treatment, disposal or release of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, petroleum product, natural gas, liquefied gas or synthetic gas defined or regulated under any environmental law on, in or under any Real Property; and there is no pending or threatened claim, litigation or any administrative agency proceeding, nor has the Company or any subsidiary received any written or oral notice from any governmental entity or third party, that: (i) alleges a violation of any Laws by the Company or any subsidiary; (ii) alleges the Company or any subsidiary is a liable party under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. or any state superfund law; (iii) alleges possible contamination of the environment by the Company or any subsidiary; or (iv) alleges possible contamination of the Real Property.

          (27) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost, except as disclosed in the Prospectus.

          (28) The Company, its offices and insurance agents are duly licensed to conduct business, including the business of an insurance agent, under the laws of each jurisdiction in which the conduct of their business requires such licensing, and there is no pending or threatened action, suit, proceeding or investigation that may lead to the revocation, termination or suspension of any such license, which would have, individually or in the aggregate, a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries.

          (29) Each of the Company and its subsidiaries makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company, (iii) access to the assets of the Company and each of its subsidiaries is permitted only in

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     accordance with management's authorization, and (iv) the recorded accountability for assets of the Company and each of its subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (30) The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed by them and have paid all taxes shown as due on such returns as well as all other taxes, assessments and governmental charges that are due and payable; and no deficiency with respect to any such return has been assessed or proposed.

          (31) The Company is not, will not become as a result of the transactions contemplated hereby, and does not intend to conduct its business in a manner that would cause it to become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

          (32) The Company has complied with all provisions of Florida Statutes,
     Section 517.075, relating to issuers doing business with Cuba.

     (b) Each of the Selling Shareholders represents and warrants to, and agrees with, each of the Underwriters and the Company that:

          (1) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Custody Agreement and Durable Power of Attorney (the "Custody Agreement") hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained, and such Selling Shareholder has full right, power and authority to enter into this Agreement and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder.

          (2) The sale of the Shares to be sold by such Selling Shareholder hereunder and the performance of this Agreement and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms of provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party to or by which such Selling Shareholder is bound, the declaration of trust of such Selling Shareholder if such Selling Shareholder is a trust, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder.

          (3) Such Selling Shareholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant thereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

          (4) No offering, sale or other disposition of any Common Stock will be made within 180 days after the date of the Prospectus, directly or indirectly, by such Selling Shareholder, otherwise than hereunder or with your written consent.

          (5) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (6) To the extent that any statements or omissions made in the Registration Statement, any 462(b) Registration Statement, any Preliminary Prospectus or the Prospectus are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, such Preliminary Prospectus did, and the Registration Statement, any 462(b) Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a

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     material fact or omit to state any material fact required to be stated
     therein or necessary to make the statements therein not misleading.

     In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, each of Selling Shareholders agrees to deliver to you prior to or at the First Time of Delivery (as defined in Section 4 hereof) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     Each of the Selling Shareholders represents and warrants that certificates in negotiable form representing all of the Shares to be sold by such Selling Shareholder hereunder have been placed in custody under the Custody Agreement duly executed and delivered by such Selling Shareholder to Laurel J. Lenfestey and Timothy L. Young, as custodians (the "Custodians"), and appointing William
F. Poe and Charles W. Poe as such Selling Shareholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement.

     Each of the Selling Shareholders specifically agrees that the Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Shareholder for such custody and the appointment by such Selling Shareholder of the Attorneys-in-Fact are to that extent irrevocable. Each of the Selling Shareholders specifically agrees that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the occurrence of any other event. If any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such other event should occur before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodians, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity or other event.

     2. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions herein set forth, (a) each Selling Shareholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to
purchase from each Selling Shareholder, at a purchase price of $          per
share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each Selling Shareholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each Selling Shareholder, at the purchase price per share set forth in clause
(a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the maximum number of the Optional Shares that all of the Underwriters are entitled to purchase hereunder.

     The Selling Shareholders, as and to the extent indicated in Schedule I hereto, hereby grant to the Underwriters the right to purchase at your election in whole or in part from time to time up to 213,750 Optional Shares, at the purchase price per share set forth in clause (a) in the paragraph above, for the sole purpose of covering over-allotments in the sale of Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from you to the Company and the Attorneys-in-Fact, given from time to time within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as hereinafter defined) or, unless you, the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. In the event you elect to purchase all or a portion of the Optional Shares, the Company and the Selling Shareholders agree to furnish or cause to be furnished to you the certificates, letters and opinions, and to satisfy all conditions, set forth in Section 7 hereof at each Subsequent Time of Delivery (as hereinafter defined).

     3. OFFERING BY THE UNDERWRITERS. Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions disclosed in the Prospectus.

     4. DELIVERY OF SHARES; CLOSING. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as The Robinson-Humphrey Company, Inc. may request upon at least 48 hours' prior notice to the Company and the Attorneys-in-Fact shall be delivered by or on behalf of the Selling Shareholders to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by official bank check or checks (payable in next day funds) drawn on an Atlanta, Georgia bank, payable to the order of the Custodians in next day available funds. The closing of the sale and purchase of the Shares shall be held at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, except that physical delivery of such certificates shall be made at the office of The Depository Trust Company, 55 Water Street, New York, New York 10041. The time and date of such delivery and payment shall be, with respect to the Firm Shares, at 10:00 a.m., Atlanta time, on not later than the fourth full business day after the execution of this Agreement or at such other time and date as you and the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, at 10:00 a.m., Atlanta time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase all or part of such Optional Shares, or at such other time and date as you, the Company and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called a "Subsequent Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." Such certificates will be made available for checking and packaging at least 24 hours prior to each Time of Delivery at the office of the office of The Depository Trust Company, 55 Water Street, New York, New York 10041 or at such other location in New York, New York specified by you in writing at least 48 hours prior to such Time of Delivery.

     5. COVENANTS OF THE COMPANY. The Company covenants and agrees with each of the Underwriters:

          (a) If the Registration Statement has been declared effective prior to the execution and delivery of this Agreement, the Company will file either
     (A) the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by you, subparagraph (4)) of Rule 424(b) or (B) a Term Sheet with the Commission pursuant to and in accordance with Rule 434 not later than the earlier of
     (i) the second business day following the execution and delivery of this Agreement or (ii) the fifteenth business day after the date on which the Registration Statement is declared effective. The Company will advise you promptly of any such filing pursuant to Rule 424(b) or Rule 434.

          (b) The Company will not file with the Commission the Prospectus or the amendment referred to in the second sentence of Section 1(a)(1) hereof, any amendment or supplement to the Prospectus, any Term Sheet, any amendment to the Registration Statement or any 462(b) Registration Statement unless you have received a reasonable period of time to review any such proposed amendment or supplement and consented to the filing thereof and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon your request or counsel for the Underwriters, the Company will promptly prepare and file with the Commission, in accordance with the rules and regulations of the Commission, any amendments to the Registration Statement or amendments or supplements to the Prospectus, any Term Sheet or any 462(b) Registration Statement that may be necessary or advisable in connection with the distribution of the Shares by the several Underwriters and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. If required, the Company will file any amendment or supplement to the Prospectus or any Term Sheet with the Commission in the manner and within the time period required by Rule 424(b) and Rule 434, as applicable, under the Act. The Company will advise you, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto or any 462(b) Registration Statement has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence to you of each such filing or effectiveness.

          (c) The Company will advise you promptly after receiving notice or obtaining knowledge of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any 462(b) Registration Statement or any part thereof or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Shares for offer or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or (iii) any request made by the Commission or any securities authority of any other jurisdiction for amending the Registration Statement or any 462(b) Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

          (d) If the delivery of a prospectus relating to the Shares is required under the Act at any time prior to the expiration of 90 days after the date of the Prospectus and if at such time any events have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any reason it is necessary during such same period to amend or supplement the Prospectus to comply with the Act or the rules and regulations thereunder, the Company will promptly notify you and upon your request (but at the Company's expense) prepare and file with the Commission an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will furnish without charge to each Underwriter and to any dealer in securities as many copies of such amended or supplemented Prospectus as you may from time to time reasonably request. If the delivery of a prospectus relating to the Shares is required under the Act at any time 90 days or more after the date of the Prospectus, upon your request but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

          (e) The Company promptly from time to time will take such action as you may reasonably request to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as you may request and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

          (f) The Company will promptly provide you, upon your reasonable request, without charge, (i) three manually executed copies of the Registration Statement and any 462(b) Registration Statement as originally filed with the Commission and of each amendment thereto, (ii) for each other Underwriter a conformed copy of the Registration Statement and any 462(b) Registration Statement as originally filed and of each amendment thereto, without exhibits, and (iii) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as you may reasonably request.

          (g) As soon as practicable, but in any event not later than the last day of the thirteenth month after the effective date of the Registration Statement, the Company will make generally available to its security holders an earnings statement of the Company and its subsidiaries, if any, covering a period of at least 12 months beginning after the effective date of the Registration Statement (which need not be audited) complying with
     Section 11(a) of the Act and the rules and regulations thereunder.

          (h) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, the Company will not, without your prior written consent, offer, pledge, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of (or announce any offer, pledge, sale, grant of an option to purchase or other disposition), directly or indirectly, any shares of Common Stock or securities convertible into, exercisable or exchangeable for, shares of Common Stock, except as provided in Section 2 and except for the issuance of Common Stock issuable upon the exercise of stock options (including options granted under the Company's Employee Stock Purchase
     Plan) or warrants outstanding on the date of this Agreement to the extent that such stock options or warrants are properly disclosed in the Prospectus.

          (i) During a period of five years from the effective date of the Registration Statement, the Company will furnish to you and, upon request, to each of the other Underwriters, without charge, (i) copies of all reports or other communications (financial or other) furnished to shareholders, (ii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange, and (iii) such additional information concerning the business and financial condition of the Company and its subsidiaries, if any, as you may reasonably request.

          (j) Neither the Company nor any of its officers, directors or affiliates will (i) take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares or (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (k) If at any time during the period beginning on the date the Registration Statement becomes effective and ending on the later of (i) the date 30 days after such effective date and (ii) the date that is the earlier of (A) the date on which the Company first files with the Commission a Quarterly Report on Form 10-Q after such effective date and
     (B) the date on which the Company first issues a quarterly financial report to shareholders after such effective date, any publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such publication or event necessitates an amendment of or supplement to the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such publication or event.

     6. EXPENSES. The Company and the Selling Shareholders covenant and agree with one another and the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated pursuant to
Section 10 hereof, that (a) the Company and the Selling Shareholders will pay the following: (i) the fees, disbursements and expenses of the counsel for the Company and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and, if applicable, filing of the Registration Statement (including all amendments thereto), any 462(b) Registration Statement, any Preliminary Prospectus, the Prospectus and any amendments and supplements thereto, this Agreement, any blue sky memoranda and any state insurance law memoranda; (ii) the delivery of copies of the foregoing documents to the Underwriters; (iii) the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees; (iv) the qualification of the Shares for offering and sale under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters or counsel for the Company, as the case may be, relating thereto; (v) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Shares; and (vi) any expenses for travel, lodging and meals incurred by the Selling Shareholders and the Company and any of its officers, directors and employees in connection with any meetings with prospective investors in the Shares; and (b) the Selling Shareholders will pay all costs and expenses incident to the performance of the Selling Shareholders' obligations hereunder which are not otherwise specifically provided for in this Section 6, including (i) any fees and expenses of counsel for the Selling Shareholders; (ii) the fees and expenses of the Attorneys-in-Fact and the Custodians; and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Shareholders to the Underwriters hereunder. It is understood, however, that, except as provided in this Section, Section 8 and Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses relating to the offer and sale of the Shares.

     7. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder to purchase and pay for the Shares to be delivered at each Time of Delivery shall be subject, in their discretion, to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained herein as of the date hereof and as of such Time of Delivery, to the accuracy of the statements of Company officers and the Selling Shareholders made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder, and to the following additional conditions precedent:

          (a) If the registration statement as amended to date has not become effective prior to the execution of this Agreement, such registration statement shall have been declared effective not later than 11:00 a.m., Atlanta time, on the date of this Agreement or such later date and/or time as shall have been consented to by you in writing. The Prospectus and any amendment or supplement thereto or a Term Sheet shall have been filed with the Commission pursuant to Rule 424(b) or Rule 434, as applicable, within the applicable time period prescribed for such filing and in accordance with Section 5(a) of this Agreement; any 462(b) Registration Statement shall have been filed with the Commission and have become effective, and no stop order suspending the effectiveness of the Registration Statement or any 462(b) Registration Statement, respectively, or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted, threatened or, to the knowledge of the Company or you, contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

          (b) King & Spalding, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares being delivered at such Time of Delivery, the Registration Statement and any 462(b) Registration Statement, the Prospectus, and other related matters as you may reasonably request, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to all matters of Florida law upon the opinion of Holland & Knight referred to in paragraph (c) below.

     (c) You shall have received an opinion, dated such Time of Delivery, of Laurel J. Lenfestey, Esq. or Holland & Knight, counsel for the Company, in form and substance satisfactory to you and your counsel, to the effect that:

          (i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and perform its obligations hereunder. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries.

          (ii) Each of the subsidiaries of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus. Each such subsidiary is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries.

          (iii) The Company's authorized, issued and outstanding capital stock is as disclosed in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Common Stock contained in the Prospectus. None of the issued shares of capital stock of the Company or any of its subsidiaries has been issued or is owned or held in violation of any preemptive rights of shareholders, and no person or entity (including any holder of outstanding shares of capital stock of the Company or its subsidiaries) has any preemptive or other rights to subscribe for any of the Shares.

          (iv) All of the issued shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and all of the shares of capital stock of the Company's subsidiaries are owned beneficially by the Company free and clear of all liens, security interests, pledges, charges, encumbrances, shareholders' agreements, voting trusts, defects, equities or claims of any nature whatsoever, except as disclosed in the Prospectus. To such counsel's knowledge, other than wholly owned subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association, except as disclosed in the Prospectus.

          (v) Except as disclosed in the Prospectus, there are no outstanding
     (A) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any such subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

          (vi) The certificates evidencing the Shares comply with all applicable requirements of Florida law.

          (vii) There are no contracts, agreements or understandings between the Company and any person granting such person (other than the Selling Shareholders) the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement (or any such right has been effectively waived) or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (viii) All offers and sales of the Company's capital stock subsequent to one year prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act by reason of Sections 3(b), 4(2) or 4(6) thereof and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

          (ix) Neither the Company nor any of its subsidiaries is, or with the giving of notice or passage of time or both, would be, in violation of its Articles of Incorporation or Bylaws or in default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any such subsidiary is a party or to which any of their respective properties or assets is subject.

          (x) The issue and sale of the Shares being issued at such Time of Delivery and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any such subsidiary is a party or to which any of their respective properties or assets is subject, nor will such action conflict with or violate any provision of the Articles of Incorporation or Bylaws of the Company or any of its subsidiaries or any statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

          (xi) Any real property and buildings held under lease by the Company or any of its subsidiaries are held by the Company or such subsidiary under valid, subsisting and enforceable leases with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or such subsidiary.

          (xii) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the transactions contemplated by this Agreement, except (i) the registration of the Shares under the Act and (ii) such as may be required under state securities or blue sky laws in connection with the offer, sale and distribution of the Shares by the Underwriters.

          (xiii) To such counsel's knowledge and other than as disclosed in or contemplated by the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or threatened (or any basis therefor) in which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which, if determined adversely to the Company or any such subsidiary, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries; and, to such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as described in the Prospectus, nor is the Company or any subsidiary required to take any action in order to avoid any such violation or default.

          (xiv) This Agreement has been duly authorized, executed and delivered by the Company.

          (xv) The Registration Statement, any 462(b) Registration Statement and the Prospectus and each amendment or supplement thereto (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder. The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings or contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any statutes or legal or governmental proceedings required to be described in the Registration Statement, any 462(b) Registration Statement or Prospectus that are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

          (xvi) Each of the Registration Statement and any 462(b) Registration Statement is effective under the Act; any required filing of the Prospectus or any Term Sheet pursuant to Rule 424(b) or Rule 434, as applicable, has been made in the manner and within the time period required by Rule 424(b) or Rule 434, as applicable; and no stop order suspending the effectiveness of the Registration Statement or any 462(b) Registration Statement, respectively, or any part thereof has been issued and, to such counsel's knowledge, no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission.

          (xvii) The Company is not, and will not be as a result of the consummation of the transactions contemplated by this Agreement, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

     Such counsel shall also state that although such counsel has not independently verified the accuracy or completeness of the information in the Registration Statement and Prospectus, they have participated in conferences with representatives of the Company and its counsel and independent accountants, at which the contents of the Registration Statement and Prospectus were discussed at length, and although there is no assurance that all possible material information concerning the Company was disclosed at such conferences, or that such counsel's familiarity with the Company and its industry is such that they have necessarily recognized the materiality of the information that was disclosed, or that they would not have discovered different or additional information if they had conducted third-party inquiries, they have no reason to believe that the Registration Statement, or any 462(b) Registration Statement, respectively, or any further amendment thereto made prior to such Time of Delivery, on its effective date and as of such time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto made prior to such Time of Delivery, as of its issue date and as of such Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements and related schedules and other financial data contained in the Registration Statement, or any 462(b) Registration Statement, respectively, any amendment thereto, or the Prospectus, or any amendment or supplement thereto).

     In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem proper, on certificates of responsible officers of the Company and public officials and an opinion or opinions, each dated the Time of Delivery, of other counsel retained by them or the Company as to the laws of any jurisdiction other than the United States or the State of Florida, provided that (1) each such local counsel is reasonably acceptable to you, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

          (d) Shackleford Farrior Stallings & Evans, P.A., counsel for each of the Selling Shareholders, shall have furnished to you their written opinion with respect to each of the Selling shareholders, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

             (i) A Custody Agreement has been duly executed and delivered by such Selling Shareholder and constitutes the valid and binding agreement of such Selling Shareholder in accordance with its terms.

             (ii) This Agreement has been duly executed and delivered by or on behalf of such Selling Shareholder and constitutes a valid and binding agreement of such Selling Shareholder in accordance with its terms; and the sale of the Shares to be sold by such Selling Shareholder hereunder and the performance of this Agreement and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, the declaration of trust of such Selling Shareholder if such Selling Shareholder is a trust, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder.

             (iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Shareholder hereunder, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky or insurance laws in connection with the purchase and distribution of such shares by the Underwriters.

             (iv) Immediately prior to such Time of Delivery such Selling Shareholders had good and valid title to the Shares to be sold by such Selling Shareholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder.

             (v) Good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, has been transferred to each of the several Underwriters who have purchased such Shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code.

     In rendering the opinion of clause (iv) such counsel may rely upon a certificate of such Selling Shareholder as to matters of fact as to ownership of and liens, encumbrances, equities or claims on the Shares sold by such Selling Shareholder, provided that such counsel shall state that they have no reason not to believe that both you and they are justified in relying upon such certificate.

          (e) You shall have received from Ernst & Young LLP letters dated, respectively, the date hereof (or, if the Registration Statement has been declared effective prior to the execution and delivery of this Agreement, dated such effective date and the date of this Agreement) and each Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex I hereto. In the event that the letters referred to in this
     Section 7(e) set forth any changes, decreases or increases in the items specified in paragraph (C) of Annex I, it shall be a further condition to the obligations of the Underwriters that (i) such letters shall be accompanied by a written explanation by the Company as to the significance thereof, unless the Representatives deem such explanation unnecessary, and
     (ii) such changes, decreases or increases do not, in your sole judgment, make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date of such letter.

          (f) Since the date of the latest audited financial statements included in the Prospectus, neither the Company nor any of its subsidiaries shall have sustained (i) any loss or interference with their respective businesses from fire, explosion, flood, hurricane or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectus, or (ii) any change, or any development involving a prospective change (including without limitation a change in management or control of the Company), in or affecting the position (financial or otherwise), results of operations, net worth or business prospects of the Company and its subsidiaries, otherwise than as disclosed in or contemplated by the Prospectus, the effect of which, in either such case, is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.

          (g) Subsequent to the date hereof there shall not have occurred any of the following: (i) any suspension or limitation in trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or in the Common Stock by the Commission or The Nasdaq Stock Market; (ii) a moratorium on commercial banking activities in New York declared by either federal or state authorities; or (iii) any outbreak or escalation of hostilities involving the United States, declaration by the United States of a national emergency or war or any other national or international calamity or emergency if the effect of any such event specified in this clause (iii) in your judgment makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.

          (h) The Company and Selling Shareholders shall have furnished to you at such Time of Delivery certificates of officers of the Company and Selling Shareholders, satisfactory to you as to the accuracy of the representations and warranties of the Company and Selling Shareholders herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this
     Section 7, and as to such other matters as you may reasonably request.

     8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to the extent provided in Section 8(g), to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i) any untrue statement or alleged untrue statement made by the Company in
Section 1 of this Agreement; (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any 462(b) Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or (iii) the omission or alleged omission to state in the Registration Statement, any 462(b) Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any 462(b) Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by any Selling Shareholder or by any Underwriter through you expressly for use therein provided, further, however, that the Company shall not be liable to any Underwriter in respect of any Preliminary Prospectus to the extent that (i) the Prospectus did not contain the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage, liability or action, (ii) the Prospectus was not sent or given to the purchaser of the Shares in question at or prior to the time at which the written confirmation of the sale of such Shares was sent or given to such person, and (iii) the failure to deliver such Prospectus was not the result of the Company's noncompliance with its obligations under Sections 5(b) and 5(f) hereof. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not such Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

     (b) The Selling Shareholders, jointly and severally, to the extent provided in Section 8(g), agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement made by a Selling Shareholder in Section 1 of this agreement; (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any 462(b) Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or (iii) the omission or alleged omission to state in the Registration Statement, any 462(b) Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that no Selling Shareholder shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any 462(b) Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use therein provided, further, however, that no Selling Shareholder shall be liable to any Underwriter in respect of any Preliminary Prospectus to the extent that (i) the Prospectus did not contain the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage, liability or action, (ii) the Prospectus was not sent or given to the purchaser of the Shares in question at or prior to the time at which the written confirmation of the sale of such Shares was sent or given to such person, and (iii) the failure to deliver such Prospectus was not the result of the Company's noncompliance with its obligations under Sections 5(b) and 5(f) hereof. No Selling Shareholder will, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not such Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

     (c) Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or any Selling Shareholder may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any 462(b) Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein provided, or to the extent that (i) the Preliminary Prospectus contained an untrue statement or alleged untrue statement or omission or alleged omission giving rise to a loss, claim, damage, liability or action, (ii) the Prospectus did not contain such statement or omission and was not sent or given to the purchaser of the Shares in question at or prior to the time at which the written confirmation of the sale of such Shares was sent or given to such person, and (iii) the failure to deliver such Prospectus was not the result of the Company's noncompliance with its obligations under Sections 5(b) and 5(f) hereof; and the Underwriters, severally but not jointly, will reimburse the Company and the Selling Shareholders for any legal or other expenses reasonably incurred by the Company and the Selling Shareholders in connection with investigating or defending any such loss, claim, damage, liability or action.

     (d) Promptly after receipt by an indemnified party under subsection (a) and
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party. After such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Nothing in this
Section 8(d) shall preclude an indemnified party from participating at its own expense in the defense of any such action so assumed by the indemnifying party.

     (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, respectively, on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders, respectively, on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, respectively, on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection
(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f) The obligations of the Company and the Selling Shareholders under this
Section 8 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Selling Shareholders and to each person, if any, who controls the Company and the Selling Shareholders within the meaning of the Act.

     (g) Notwithstanding the foregoing, the liability of each Selling Shareholder pursuant to this Section 8 or a breach of a representation or warranty contained in Section 1 shall be limited to an amount equal to the aggregate net proceeds received by it pursuant to this agreement, and the liability of the Company pursuant to this Section 8 or a breach of a representation or warranty contained in Section 1 shall be limited to an amount equal to the excess, if any, of the loss, cost, expense, or liability to which the Underwriters may become subject over the aggregate of any amounts received by the Underwriters from the Selling Shareholders pursuant to this Section 8 if the Underwriters have first exercised reasonable efforts (including available legal proceedings) to recover from the Selling Shareholders the amount to which they are entitled pursuant thereto.

     9. DEFAULT OF UNDERWRITERS. (a) If any Underwriter defaults in its obligation to purchase Shares at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter you do not arrange for the purchase of such Shares, the Company and the Selling Shareholders shall be entitled to a further period of thirty-six
(36) hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Attorneys-in-Fact that you have so arranged for the purchase of such Shares, or the Company or Attorneys-in-Fact notify you that they have so arranged for the purchase of such Shares, you or the Company or Attorneys-in-Fact shall have the right to postpone a Time of Delivery for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus that in your opinion may thereby be made necessary. The cost of preparing, printing and filing any such amendments shall be paid for by the Underwriters. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter and the Selling Shareholders to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. TERMINATION. (a) This Agreement may be terminated with respect to the Firm Shares or any Optional Shares in your sole discretion by notice to the Company and the Attorneys-in-Fact given prior to the First Time of Delivery or any Subsequent Time of Delivery, respectively, in the event that (i) any condition to the obligations of the Underwriters set forth in Section 7 hereof has not been satisfied, or (ii) the Selling Shareholders shall have failed, refused or been unable to deliver the Shares or the Company or Selling Shareholders have failed to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior to such Time of Delivery, in either case other than by reason of a default by any of the Underwriters. If this Agreement is terminated pursuant to this Section 10(a)(i), the Company and Selling Shareholders and if this Agreement is terminated pursuant to Section 10(a)(ii), the Selling Shareholders will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares. The Company and Selling Shareholders shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and Selling Shareholders as provided in Section 9(a), the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of Shares to be purchased at such Time of Delivery, or if the Company and Selling Shareholders shall not exercise the right described in Section 9(b) to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Subsequent Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company and Selling Shareholders, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     11. SURVIVAL. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Selling Shareholders, the Company's officers and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person referred to in Section 8(f) or the Company and the Insurance Subsidiaries, or any officer or director or controlling person of the Company or the Insurance Subsidiaries referred to in Section 8(f), and shall survive delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     12. NOTICES. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be mailed, delivered or telegraphed and confirmed in writing to you in care of The Robinson-Humphrey Company, Inc., 3333 Peachtree Road, N.E., Atlanta, Georgia 30326, Attention: Corporate Finance Department (with a copy to King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, Attention: Randolph C. Coley; if sent to the Company, shall be mailed, delivered or telegraphed and confirmed in writing to the Company at 401 East Jackson Street, Suite 1700, Tampa, Florida 33602, Attention: Laurel J. Lenfestey (with a copy to Holland & Knight, 400 North Ashley Drive, Suite 2050, Tampa, Florida 33602, Attention: Michael L. Jamieson) and if sent to the Selling Shareholders Poe Investments, Inc., P.O. Box 1348, Tampa, Florida 33601,
Attention: William F. Poe (with a copy to Shackleford Farrior Stallings & Evans, P.A., 501 East Kennedy Boulevard, Tampa, Florida 33602, Attention: John I. Van Voris).

     13. REPRESENTATIVES. You will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you jointly or by The Robinson-Humphrey Company, Inc. will be binding upon all the Underwriters.

     14. BINDING EFFECT. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and to the extent provided in Sections 8 and 10 hereof, the officers and directors and controlling persons referred to therein and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to any provisions regarding conflicts of laws.

     16. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us one of the counterparts hereof, and upon the acceptance hereof by The Robinson-Humphrey Company, Inc., on behalf of each of the Underwriters, this letter will constitute a binding agreement among the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in the Master Agreement among Underwriters, a copy of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                          Very truly yours,

                                          POE & BROWN, INC.

                                          By:

                                            ------------------------------------
                                              Name:
                                              Title:

                                          [Selling Shareholder Signatures]

The foregoing Agreement is hereby
confirmed and accepted as of the date
first written above at Atlanta,
Georgia.

THE ROBINSON-HUMPHREY COMPANY, INC.
SMITH BARNEY INC.

By: The Robinson-Humphrey Company,
Inc.

By:

    ----------------------------------
       (Authorized Representative)

On behalf of each of the Underwriters

                                   SCHEDULE I

                          LIST OF SELLING SHAREHOLDERS

                                                                                 NUMBER OF OPTIONAL
                                                                                    SHARES TO BE
                                                              NUMBER OF FIRM          SOLD IF
                                                               SHARES TO BE        MAXIMUM OPTION
                    SELLING SHAREHOLDERS                           SOLD              EXERCISED
- ------------------------------------------------------------  --------------     ------------------
William F. Poe, Sr. ........................................         80,760                   --
Elizabeth Poe...............................................         13,775                   --
William F. Poe, Sr.
  Grantor Retained Annuity Trust............................        600,000                   --
William F. Poe Foundation...................................         50,000                   --
W. F. Poe Syndicate, Inc. ..................................        108,719              143,750
William F. Poe, Jr. ........................................          5,623                   --
Karen Poe Foster............................................         13,889                   --
Marilyn Poe Lunskis.........................................         14,990                   --
Janice Poe Mitchell.........................................          8,542                   --
Charles E. Poe..............................................         22,717                   --
Charles W. Poe & Co. .......................................         80,611               70,000
Charles W. Poe Grantor
  Retained Annuity Trust....................................        289,662                   --
Charles W. Poe Revocable
  Living Trust..............................................          8,438                   --
Lynn Poe....................................................          5,438                   --
Reynolds Children's Trust...................................          4,562                   --
Jennifer Poe Wolf...........................................          5,438                   --
Wolf Children's Trust.......................................          1,750                   --
Doris P. Anderson...........................................        101,590                   --
J. Wayne Anderson...........................................          4,496                   --
Ronald and Joan Anderson....................................          4,000                   --
                                                                -----------          -----------
Total.......................................................      1,425,000              213,750
                                                                ===========          ===========

                                  SCHEDULE II

                                                                                 NUMBER OF OPTIONAL
                                                                                    SHARES TO BE
                                                              NUMBER OF FIRM        PURCHASED IF
                                                               SHARES TO BE        MAXIMUM OPTION
                        UNDERWRITER                             PURCHASED            EXERCISED
- ------------------------------------------------------------  --------------     ------------------
The Robinson-Humphrey Company, Inc. ........................
Smith Barney Inc. ..........................................

                                                                 ---------            ---------
          Total.............................................
                                                                 =========            =========

                                                                         ANNEX I

     Pursuant to Section 7(e) of the Underwriting Agreement, Ernst & Young LLP shall furnish letters to the Underwriters to the effect that:

          (i) they are independent public accountants with respect to the Company and its consolidated subsidiaries within the meaning the Act and the applicable published rules and regulations thereunder;

          (ii) in their opinion, the consolidated financial statements and schedules audited by them and included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder;

          (iii) the financial statements of the Company as of and for the six-month period ended June 30, 1995 were reviewed by them in accordance with the standards established by the American Institute of Certified Public Accountants and based upon their review they are not aware of any material modifications that should be made to such financial statements for them to be in conformity with generally accepted accounting principles, and such financial statements comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable rules and regulations thereunder;

          (iv) On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

             (A) the unaudited consolidated condensed financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder or are not in conformity with generally accepted principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus;

             (B) as of a specified date not more than 5 days prior to the date of such letter, there were any changes in the capital stock (other than the issuance of capital stock upon exercise of employee stock options that were outstanding on the date of the latest balance sheet included in the Prospectus) or any increase in the long-term debt or short-term debt of the Company and its subsidiaries, or any decreases in net current assets or net assets or other items specified by the Underwriters, or any increases in any other items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur, or which are described in such letter; and

             (C) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause
        (B) there were any decreases in revenues or operating income or the total or per share amounts of net income or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur, or which are described in such letter; and

          (v) In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters that are included in the Registration Statement and the Prospectus, or which appear in Part II of, or in exhibits or schedules to, the Registration Statement and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

     References to the Registration Statement and the Prospectus in this Annex I shall include any amendment or supplement thereto at the date of such letter.